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                                                                  EXHIBIT (e)(2)
American International Life Assurance Company of New York
80 Pine Street, NY, New York 10005

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PLEASE PRINT ALL ANSWERS                                                                 Supplemental Application For Life Insurance
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1. Proposed           Last Name       First Name       Middle Initial           2. Date of Birth         3. Social Security Number
   Insured
                      -----------------------------------------------           ----------------         -------------------------

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

     Guaranteed Account                                    %
                                                   -------

     Alliance Variable Products Series Fund, Inc                             Goldman Sachs Variable Insurance Trust
     -------------------------------------------                             --------------------------------------
     Growth Portfolio                                      %                 CORE Large Cap Growth Fund                            %
                                                   -------                                                                 -------
     Growth & Income Portfolio                             %                 CORE U.S. Equity Fund                                 %
                                                   -------                                                                 -------
     North American Government Income                      %                 Global Income Fund                                    %
                                                   -------                                                                 -------
     Premier Growth Portfolio                              %                 International Equity Fund                             %
                                                   -------                                                                 -------
     Quasar Portfolio                                      %
                                                   -------                   NeubergerBerman Advisers Management Trust
                                                                             -----------------------------------------
     American Century Variable Portfolios, Inc.                              AMT Partners Portfolio                                %
     ------------------------------------------                                                                            -------
     VP Income & Growth Fund                               %
                                                   -------                   Morgan Stanley Universal Institutional Funds
     VP International Fund                                 %                 --------------------------------------------
                                                   -------                   Emerging Markets Equity Portfolio                     %
                                                                                                                           -------
     Berger Institutional Products Trust                                     Fixed Income Portfolio                                %
     IPT New Generation Fund                               %                                                               -------
                                                   -------                   High Yield Portfolio                                  %
     IPT Small Company Growth Fund                         %                                                               -------
                                                   -------                   Mid Cap Growth Portfolio                              %
                                                                                                                           -------
     Credit Suisse Warburg Pincus Trust                                      Mid Cap Value Portfolio                               %
     ----------------------------------                                                                                    -------
     Emerging Growth Portfolio                             %                 Money Market Portfolio                                %
                                                   -------                                                                 -------
     Emerging Markets Portfolio                            %                 Technology Portfolio                                  %
                                                   -------                                                                 -------
     Global Post-Venture Capital Portfolio                 %
                                                   -------                   PIMCO Variable Insurance Trust
     International Equity Portfolio                        %                 ------------------------------
                                                   -------                   Long-Term U.S. Government Bond Portfolio              %
     Small Company Growth Portfolio                        %                                                               -------
                                                   -------                   Total Return Bond Portfolio                           %
     Value Portfolio                                       %                                                               -------
                                                   -------
                                                                             Templeton Variable Products Series Fund
     Fidelity Variable Insurance Products Fund II & III                      ---------------------------------------
     --------------------------------------------------                      Growth Securities - Class 2                           %
     VIP III Balanced Portfolio                            %                                                               -------
                                                   -------                   Developing Markets Securities - Class 2               %
     VIP II Contrafund Portfolio                           %                                                               -------
                                                   -------
     VIP II Index 500 Portfolio                            %
                                                   -------

     NOTE: The Net Premium will be allocated to the Morgan Stanley Money Market Fund until the end of the Right to Examine This
     Certificate period.

5. Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Morgan Stanley Money Market Fund.                     YES    NO
   If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                              [ ]   [ ]

6. (a) Did the Owner receive current prospectuses?                                                                         [ ]   [ ]
   (b) Does the Owner understand that:
          The death benefit may increase or decrease depending on investment performance?                                  [ ]   [ ]
          The cash value may increase or decrease depending on investment performance?                                     [ ]   [ ]
          The Certificate will lapse if the cash surrender value becomes insufficient to cover the
          total monthly deductions?                                                                                        [ ]   [ ]
   (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?                    [ ]   [ ]

7. Suitability   What is the Owner's:    Approximate net worth
                                                                       ----------------
                                         Income earned
                                                                       ----------------
                                         Income unearned
                                                                       ----------------
                                         Number of dependents
                                                                       ----------------
                                         Marginal tax bracket
                                                                       ----------------

Investment Objective(s) (check all that apply): Growth      Growth and Income      Income      Capital Appreciation     Speculation
                                                       ----                   ----        ----                      ---

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on                               , 20
          ------------------------------    ----

at                         , State of
   ------------------------           ----------                           Signature of Owner


------------------------------------------------
Signature of Soliciting Agent                                              Signature of Proposed Insured if not Owner
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